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                                                                   EXHIBIT 10.31


                                   NEUROTECH
              NEUROTECH DEVELOPMENT CORPORATION / 45 ORCHARD ST.
                              MANHASSET NY 11030
                   Tel. (516) 869-9663   Fax. (516) 869-9667

May 20, 1999

Mr. John Capasso
American International Medical Resources Inc.
PO Box 686
West Peterson, NJ 07424

Re: Residential Health Care Inc.

Dear Mr. Capasso,

This is to confirm our arrangement with American International Medical Resources Inc., (AIM) regarding the acquisition of Residential Health Care Inc., (RHC). AIM has an agreement to purchase 100% of RHC for the sum of $8,000,000 USD. Neurotech can purchase 55% of AIM for $4,100,000 USD.

If you are in agreement with the above please sign below.

Thank you.


/s/ Bernard Artz                        /s/ John R. Capasso
-------------------------               ---------------------------
Bernard Artz, Chairman                  John R. Capasso, President
Neurotech Development Corp.             American International
                                        Medical Resources, Inc.

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                                      AIM
                AMERICAN INTERNATIONAL MEDICAL RESOURCES, INC.
                     P.O. Box 686, West Paterson, NJ 07424
                   Tel. (973) 812-7979 . Fax. (973) 812-7977

                                 July 30, 1999

Mr. Bernard Artz, Chairman
Neurotech Development Corp.
45 Orchard St.
Manhasset, NY 11030

          Re: Letter of Understanding - Stock Purchase for 60% of American
              International Medical Resources, Inc. by Neurotech
              Development Corp.

Dear Bernard:

    The purpose of this letter is to set forth the terms and conditions of our mutually agreed upon understanding for the conversion of sixty percent (60%) of the issued and outstanding shares of common stock of American International Medical Resources, Inc. ("AIM") by Neurotech Development Corp. ("NURO") from the following individuals: Robert Finkle, John Capasso, John Zubak and Harvey Mitgang.

     WHEREAS, these individuals warrant that they collectively own sixty percent (60%) of issued and outstanding shares of AIM common stock;

     WHEREAS, these individuals are desirous of tendering such shares of AIM common stock, and

     WHEREAS, NURO is desirous of acquiring such shares of AIM common stock from said individuals;

     NOW, THEREFORE, it is agreed by the parties hereto, in and for consideration of their mutual promises that:

     1. Robert Finkle, John Capasso, John Zubak and Harvey Mitgang collectively own, and hereby agree to tender the sum of 1,500,000 unencumbered shares of AIM common stock to NURO.

     2. NURO hereby agrees to issue, 10,000,000 shares of common stock to Robert Finkle, John Capasso, John Zubak and Harvey Mitgang collectively.

     3. NURO agrees to affirm certain employment and compensation arrangements currently in effect with AIM officers and directors.
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Mr. Bernard Artz, Chmn.
Letter of Understanding
Page 2 of 2

     4. NURO agrees to use its best efforts to expedite the authorization of additional shares of its common stock in order to consummate this transaction.

     5. NURO agrees to provide AIM with a copy of a Board of Directors resolution confirming and authorizing this transaction.

     6. NURO agrees to appoint one (1) member of the AIM Board of Directors to its Board.

     We appreciate this opportunity to participate in and contribute to the future of Neurotech.

     If the foregoing is acceptable to you, kindly sign in the place set forth below and return it by facsimile 973-812-7977, or mail to the above address.

                                        Very Truly Yours,


                                        /s/ John R. Capasso
                                        ----------------------------
                                        John R. Capasso
                                        President

Agreed to and accepted by: /s/ Bernard Artz - Chairman

Date: 07-30-99